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Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

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
                                                 For the Three Months Ended     For the Six Months Ended
                                               -------------------------------------------------------------
                                                  June 30         June 30        June 30        June 30
                                                    2000           1999            2000           1999
                                                    ----           ----            ----           ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                    10,777,628      10,747,733     10,771,478     10,743,316
Less: Treasury shares                               (458,800)        (50,400)      (409,054)       (50,400)
                                               -------------------------------------------------------------
Net Weighted average shares outstanding            10,318,828      10,697,333     10,362,424     10,692,916
                                               =============================================================

Net income                                             $3,713          $4,338         $7,649         $8,453
                                               =============================================================

Basic Earnings Per Share                                $0.36           $0.41          $0.74          $0.79
                                               =============================================================

DILUTED:
Weighted  average shares issued                    10,777,628      10,747,733     10,771,478     10,743,316
Less: Treasury shares                                (458,800)        (50,400)      (409,054)       (50,400)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                           21,254          58,608         33,770         54,754
                                               -------------------------------------------------------------
                                                   10,340,082      10,755,941     10,396,194     10,747,670
                                               =============================================================

Net income                                             $3,713          $4,338         $7,649         $8,453
                                               =============================================================

Diluted Earnings Per Share                              $0.36           $0.40          $0.74          $0.79
                                               =============================================================
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